UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd. Suite 400 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 515-3185

(Former name or former address, if changed since last report.): Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 29, 2023, CytomX Therapeutics, Inc. (the “Company”) entered into a unit purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 14,423,077 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), (ii) Tranche 1 Warrants (the “Tranche 1 Warrants”) to purchase up to 5,769,231 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and (iii) Tranche 2 Warrants (the “Tranche 2 Warrants” and collectively with the Tranche 1 Warrants, the “Tranche Warrants”, and further, the Tranche Warrants collectively with the Pre-Funded Warrants, the “Securities”) to purchase up to 5,769,231 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) (collectively, the “Private Placement”). The combined price per Pre-Funded Warrant and accompanying Tranche Warrants is $2.08. The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.00001 per share and have a term of 20 years. The Pre-Funded Warrants and the Tranche Warrants are immediately separable and were issued separately. The closing of the Private Placement is expected to occur on July 3, 2023 (the “Closing”), subject to the satisfaction of customary closing conditions.

A holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant or Tranche Warrant to the extent that the holder would own more than 9.99% of the Company’s Common Stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 9.99% ownership blocker may increase or decrease the amount of ownership of outstanding Common Stock after exercising the holder’s Warrant up to 19.99% of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and Tranche Warrants.

The Tranche Warrants are immediately exercisable. Each Tranche 1 Warrant has an initial exercise price of $4.16 per share of Common Stock and each Tranche 2 Warrant has an initial exercise price of $6.24 per share of Common Stock, in each case subject to certain adjustments. The Tranche 1 Warrants expire on July 3, 2025 and the Tranche 2 Warrants expire on July 3, 2026.

If, prior to the expiration date of either the Tranche 1 Warrants or Tranche 2 Warrants, the Company sells shares of Common Stock or derivative securities convertible into or exercisable for Common Stock (other than Exempted Securities as defined in the Tranche Warrant) in one or more related transactions primarily for the purpose of raising capital at a Weighted-Average Price (as described below) below the exercise price of $4.16, then the initial exercise price of both the Tranche 1 Warrants and Tranche 2 Warrants will be automatically reset upon exercise to an exercise price (the “Adjusted Exercise Price”) that is the midpoint between the initial exercise price of the Tranche 1 Warrant and the Tranche 2 Warrant, as applicable, and the lowest Weighted-Average Price per share at which the Company sells shares of Common Stock or derivative securities convertible into or exercisable for Common Stock in such subsequent offering prior to the exercise date; provided, that the Adjusted Exercise Price will not be reduced below $2.08 per share. The Weighted-Average Price shall be calculated as the weighted-average common stock equivalent price of the equity securities sold in such transaction(s) (excluding any derivative securities with an exercise or conversion price that is above the closing sale price as of the time of pricing such offering(s)). In no event will the exercise price for the Tranche Warrants be adjusted more than once pursuant to this adjustment mechanism.

The exercise price and the number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Tranche Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s Common Stock.

The aggregate gross proceeds to the Company from this offering are approximately $30.0 million, excluding any proceeds the Company may receive upon exercise of the Tranche Warrants and the Pre-Funded Warrants. No underwriter or placement agent participated in the offering.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to Closing and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company has agreed to file a resale registration statement with the Securities and Exchange Commission on or before the date that is 60 calendar days after the Closing, to register the resale of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Tranche Warrants. The foregoing description of the Purchase Agreement, Pre-Funded Warrants and Tranche Warrants is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, form of Pre-Funded Warrant and form of Tranche Warrant, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Securities set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Securities in reliance on an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company is relying on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Securities and the shares of Common Stock underlying the Pre-Funded Warrants and Tranche Warrants have not been registered under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Tranche Warrant.

10.1	Unit Purchase Agreement by and among the Company and the Purchasers, dated June 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the expected closing date of the Private Placement and the terms of the warrants to be issued in the Private Placement. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to the private placement generally and

CytomX’s failure to satisfy closing conditions and complete the private placement. These and other risks are described in under the section titled “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2023 and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statements that the Company makes in this Current Report on Form 8-K are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Lloyd Rowland
Lloyd Rowland
Senior Vice President and General Counsel